Exhibit 99.4

Penske Automotive, Inc.

Offer to Exchange
$550,000,000
5.75% Senior Subordinated Notes due 2022
Registered under the Securities Act
For
A Like Principal Amount
of 5.75% Senior Subordinated Notes due 2022

Pursuant to the Prospectus
dated                                 , 2013

THE EXCHANGE OFFER (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                                     , 2013, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration is a prospectus dated                                  , 2013 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Penske Automotive Group, Inc., a Delaware corporation (the “Company”), to exchange up to $550,000,000 aggregate principal amount of 5.75% Senior Subordinated Notes due 2022 registered under the Securities Act (the “Exchange Notes”), for the outstanding unregistered 5.75% Senior Subordinated Notes due 2022, which have certain transfer restrictions (the “Old Notes”), upon the terms and subject to the conditions described in the Prospectus and the related Letter of Transmittal. The Exchange Offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated August 28, 2012, between the Company and the initial purchasers named therein.

This material is being forwarded to you as the beneficial owner of the Old Notes carried by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions unless you obtain a properly completed bond power from us or arrange to have the Old Notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Please forward your instructions to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                                                    , 2013, unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn any time before 5:00 p.m., New York City time, on the Expiration Date.

Your attention is directed to the following:

1.         The Exchange Offer is for any and all of the Old Notes.

2.         The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “Exchange Offer — Conditions.”

3.         The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the

Company.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender the Old Notes unless you obtain a properly completed bond power from us or arrange to have the Old Notes registered in your name.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to therein relating to the Exchange Offer made by Penske Automotive Group, Inc. with respect to the Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

☐ Please tender the Old Notes held by you for the account of the undersigned as indicated below: Aggregate Principal Amount of the Old Notes:
(must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof)

☐ Please do not tender any Old Notes held by you for the account of the undersigned:

(Signature(s))

(Please print name(s) here)

(Date)

(Address(es))

(Area Code(s) and Telephone Number(s))

(Tax Identification or Social Security Number(s))

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.